                                                                    EXHIBIT 99.1

                                         (GOLDLEAF LOGO)

Contact:  Scott Meyerhoff
          Goldleaf Financial Solutions, Inc.
          678-728-4464

GOLDLEAF ANNOUNCES FIRST QUARTER RESULTS
ACHIEVES REVENUE GROWTH OF 42%

Brentwood, Tenn.--(BUSINESS WIRE)--May 12, 2006--Goldleaf Financial Solutions, Inc. (NASDAQ: GFSI; formerly known as Private Business, Inc.) a leading provider of a suite of technology based products and services to community financial institutions today reported financial results for the three months ended March 31, 2006.

Revenues for the quarter ended March 31, 2006 increased 41.6% to $13.0 million from $9.2 million in the first quarter of 2005. Operating income totaled $417,000 for the first quarter of 2006 compared to $693,000 for the first quarter of 2005. Operating income in the first quarter of 2006 includes a $160,000 charge for stock compensation expense and a $112,000 write-off of debt issuance costs. There were no charges relating to these items in the first quarter of 2005. Net loss available to common shareholders after preferred dividends totaled $(699,000), or $(0.04) per diluted share, in the first quarter of 2006, versus $(161,000), or $(0.01) per diluted share, in the first quarter of 2005.

Earnings before interest, taxes, depreciation and amortization and stock compensation expense ("EBITDA") increased 26.1% to $1.5 million from $1.2 million in the first quarter of 2005. Additionally, internal growth for the first quarter 2006 as compared to the results in the first quarter of 2005 totaled 9.1%.

Goldleaf CEO, Lynn Boggs, said, "Our new name Goldleaf Financial Solutions recognizes the many accomplishments since the merger of Captiva Solutions LLC and Private Business on December 9, 2005. First and foremost we believe we have repositioned the company from one with a limited product offering to one with a much broader suite of products. Our vision is to be the technology partner to community financial institutions throughout the country by delivering a suite of products backed by client focused customer service. We believe community financial institutions are looking for a single source provider to deliver the service and underlying technology to run their businesses and believe we are positioned to be that provider.

Mr. Boggs continued, "In our transformation from Private Business to Goldleaf we have analyzed the criteria on how we wish our performance to be measured. We believe the most appropriate metrics include our top line revenue growth, internal revenue growth and EBITDA. In the first quarter of 2006 we saw impressive growth in top line revenues of 41.6%, we experienced internal growth of 9.1% and we achieved EBITDA of over $1.5 million."

2006 Business Outlook

The following is forward-looking and the actual results may differ materially. Our outlook includes the effect of all acquisitions completed to date. Further, this outlook does not give effect to any additional potential mergers or acquisitions that we may consummate.

We currently expect to achieve revenues for the full year 2006 in a range of $56.0 million to $59.0 million, achieve EBITDA for the full year 2006 in a range of $8.2 million to $9.5 million and expect internal revenue growth for the full year 2006 in a range of 9% to 12%.

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Goldleaf will not be hosting a conference call to discuss its 2006 first quarter results.

ABOUT GOLDLEAF FINANCIAL SOLUTIONS, INC. (F/K/A PRIVATE BUSINESS, INC.) Goldleaf Financial Solutions, Inc. offers a comprehensive package of advanced technology-based solutions specifically designed for community financial institutions. Our solutions include core data processing, item processing and check imaging, ACH origination and processing, remote check capture and deposit processing, accounts receivable financing solutions, teller automation systems, turn-key leasing solutions, financial institution website design and hosting, and retail inventory management. Our suite of products and services allow financial institutions and their small-to-medium sized business customers to better compete in today's aggressive financial services marketplace, and grow their trusted financial relationships, while providing increased profitability through the efficient use of technology and an expanded community presence.

For more information about Goldleaf Financial Solutions, or its line of products for financial institutions, please visit us on the web at www.goldleaf.com.

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the company is unable to predict or control, that may cause the company's actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties associated with the company's ability to identify, complete or integrate acquisitions, achieve anticipated financial performance, achieve its growth plans. These risks and uncertainties are in addition to other factors detailed from time to time in the company's filings with the Securities and Exchange Commission, including the section entitled "Risk Factors" in its annual report on Form 10-K for the year ended December 31, 2005. The company cautions investors that any forward-looking statements made by the company are not necessarily indicative of future performance. The company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.



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               GOLDLEAF FINANCIAL SOLUTIONS, INC. AND SUBSIDIARIES

                   UNAUDITED CONSOLIDATED FINANCIAL HIGHLIGHTS

                                                   THREE MONTHS ENDED
                                                        MARCH 31
                                                 -----------------------
(IN THOUSANDS, EXCEPT PER SHARE DATA)              2006           2005
                                                 --------       --------
REVENUES:
   Financial institution service fees            $ 10,214       $  6,960
   Retail inventory management services             2,095          2,202
   Other products and services                        722             37
                                                 --------       --------

Total revenues                                     13,031          9,199
                                                 --------       --------

OPERATING EXPENSES:
   General and administrative                       5,551          3,936
   Selling and marketing                            6,095          4,299
   Research and development                           276             63
   Amortization                                       583            208
   Other operating (income) expense, net              109             --
                                                 --------       --------

Total operating expenses                           12,614          8,506
                                                 --------       --------

OPERATING INCOME                                      417            693
INTEREST EXPENSE, NET                                 655             70
                                                 --------       --------

INCOME (LOSS) BEFORE INCOME TAXES                    (238)           623
Income tax provision (benefit)                        (91)           244
                                                 --------       --------

NET INCOME (LOSS)                                    (147)           379
Preferred stock dividends                             552            540
                                                 --------       --------

NET LOSS AVAILABLE TO COMMON SHAREHOLDERS        $   (699)      $   (161)
                                                 ========       ========

LOSS PER SHARE:
Basic                                            $  (0.04)      $  (0.01)
                                                 ========       ========

Diluted                                          $  (0.04)      $  (0.01)
                                                 ========       ========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic                                              15,723         14,575
                                                 ========       ========

Diluted                                            15,723         14,575
                                                 ========       ========


                                                                                        AS OF
                                                                            -------------------------------
                                                                              MARCH 31,          DEC. 31,
(IN THOUSANDS)                                                                  2006              2005
-----------------------------------------------------------------           -----------        ------------
BALANCE SHEET HIGHLIGHTS:
Cash and Cash equivalents                                                   $     1,360        $        137
Working capital (deficit)                                                       (10,701)              2,249
Total assets                                                                     74,624              36,557
Long-term debt, net of current portion                                            7,750               8,509
Capital lease obligations, net of account portion                                 1,257                  --
Series C redeemable preferred stock, net of discount of $1,416                    8,584                  --
Stockholders' equity                                                             16,781              16,853



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                       GOLDLEAF FINANCIAL SOLUTIONS, INC.

                  RECONCILIATION OF REPORTED NET LOSS AVAILABLE
                        TO COMMON SHAREHOLDERS TO EBITDA


EBITDA is a non-GAAP financial measure. GAAP means generally accepted accounting principles in the United States. EBITDA is defined as GAAP net income available to common shareholders plus preferred stock dividends, interest expense, income taxes, depreciation, amortization and stock compensation expense less interest earned. We have provided EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and because we believe it will help investors and analysts evaluate companies on a consistent basis, as well as enhance an understanding of our operating results. Our management uses EBITDA:

         o as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis, given that it removes the effect of items not directly resulting from our core operations;

         o for planning purposes, including the preparation of our internal annual operating budget and the calculation of our ability to borrow under our credit facility;

         o to allocate resources to enhance the financial performance of our business;

         o        to evaluate the effectiveness of our operational strategies;
                  and

         o to evaluate our capacity to fund capital expenditures and expand our business.

Other companies may calculate EBITDA differently than we do. In addition,
EBITDA:

         o does not represent net income or cash flows from operating activities as defined by GAAP;

         o is not necessarily indicative of cash available to fund our cash flow needs; and

         o should not be considered as an alternative to net income, income from operations, cash provided by operating activities or our other financial information as determined under GAAP.

Reconciliations of net loss available to common shareholders to EBITDA are as follows:


                                                    THREE MONTHS ENDED
                                                         MARCH 31
                                                   ---------------------
(IN THOUSANDS)                                      2006          2005
------------------------------------------         -------       -------
Net loss available to common shareholders          $  (699)      $  (161)
Add back (deduct):
     Preferred stock dividends                         552           540
     Interest expense, net                             655            70
     (Benefit) provision for income taxes              (91)          244
     Depreciation and amortization                     966           525
     Non-cash stock compensation expense               160             6
                                                   -------       -------
EBITDA                                             $ 1,543       $ 1,224
                                                   =======       =======